EXHIBIT 23.1





INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Washington Homes, Inc. on Form S-8 of our report dated September 4, 1998 appearing in the Registrant's Annual Report on Form 10-K of Washington Homes, Inc. for the year ending July 31, 1998.




Deloitte & Touche LLP

Washington, D.C.
March 12, 1999